UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Amendments to Subscription Agreements for Offerings Closed December 17, 2014 and May 15, 2015

On September 25, 2015, our Board of Directors approved and we entered into Amendment Agreements (the “Amendments”) which amended the terms of our Subscription Agreements for the private offerings closed December 17, 2014 and May 15, 2015 (the “Subscription Agreements”).  Under the December 17, 2014 Subscription Agreements, we sold $6,000,000 of units at a purchase price of $0.68 per unit, with each unit consisting of one share of our 0% Series A Convertible Preferred Stock and a five year warrant to purchase one share of our common stock, par value $0.001 per share (“Common Stock”) at an initial exercise price of $0.68 per share.  Under the May 15, 2015 Subscription Agreements, we sold $5,050,000 of units, at a purchase price of $1.20 per unit with each unit consisting of one share of our Common Stock (provided that, if the issuance of any such shares would have resulted in the recipient investor owning in excess of 4.99% of our issued and outstanding Common Stock, then such investor could elect to receive shares of our 0% Series C Convertible Preferred Stock in lieu of Shares) and a three year warrant (the “Series C Warrants”) to purchase one share of our Common Stock at an exercise price of $1.40 per share.

Under the Amendments, the Lead Investors under the Subscription Agreements for the offerings closed December 17, 2014 and May 15, 2015 agreed to release of all funds remaining held in escrow ($5.00 million under the December 17, 2014 closing and $4.04 under the May 15, 2014 closing) upon the satisfaction of certain obligations (the “Subsequent Escrow Release Conditions”) which the Company has satisfied and which are more fully described under Item 1.01 and Item 5.01 below.  On September 30, 2015 the Company received $9.04 million in proceeds from the escrow releases described above.

Exchange Agreement for Series C Warrants

In accordance with the Subsequent Release Conditions and the actions approved on September 25, 2015, we authorized Exchange Agreements with the Holders of the Series C Warrants (the “Exchange Agreement”) and authorized the issuance of .4 shares of our common stock for each 1 share of our Common Stock into which the Series C Warrants was then convertible, in exchange for cancellation of the Warrants.  The Company agreed that holders of the Series C Warrants may exchange their Series C Warrants and receive either: (1) .4 shares of common stock for each share of common stock into which the Series C Warrant is presently exercisable immediately, or (2) at the election of any holder who would, as a result of receipt of the common stock hold in excess of 4.99% of the Company’s issued and outstanding common stock, shares of our newly designated 0% Series D Convertible Preferred Stock (the “Preferred D Shares”) exercisable for common stock on the same basis, but subject to 4.9% beneficial ownership blocker provisions which at the election of the holder, could be reduced to 2.49%.  Under the Subsequent Release Conditions, we expect to enter into an exchange all of our Series C Warrants for 168,333 new shares of our newly designated 0% Series D Convertible Preferred Stock, which upon full conversion on a fully-diluted basis, convert into 1,683,333 shares of newly issued common stock. The Preferred D Shares will be issued to the individual Series C Warrant holders who elect, but no earlier than October 16, 2015 in accordance with requirements for advance notification to the NASDAQ.  Certain of our newly appointed officers and directors are holders of Series C Warrants have agreed to exchange Series C Warrants held for Preferred D Shares, as noted below.

The Preferred D Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred C Share, plus all accrued and unpaid dividends, if any, on such Preferred D Share, as of such date of determination, divided by the conversion price. The stated value of each Preferred D Share is $1,000.00 and the initial conversion price is $100.00 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred D Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred D Shares.  Upon 61 days written notice, the beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Preferred D Shares. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series D Convertible Preferred Stock, the Preferred D Shares bear no interest and shall rank senior to the Company’s other classes of capital stock.

Employment Agreements and Restricted Stock Agreements

On September 30, 2015, we entered into Executive Employment Agreements (the “Employment Agreements”) with Barry Honig, and John Stetson.  Under the Employment Agreements, both Mr. Honig and Mr. Stetson will serve as Chief Executive Officer and Chief Financial Officer, respectively, and receive a base salary of $120,000 per year. The executives are also eligible for bonus compensation and equity awards as may be approved in the discretion of the Compensation Committee and the Board of Directors.  Upon termination of their employment for any reason, the executives will receive all base salary earned through the termination date, together with all vested share awards, annual bonuses earned, and accrued but unused vacation time as of the termination date.  Further, unless the executives are terminated for cause or unless they terminate their service without good reason (as defined in the Employment Agreements) they will be entitled to receive a cash Separation Payment equal to one hundred percent (100%) of the sum of their base salary, annual bonus and share awards earned during the year immediately preceding the date of termination, or the amount payable (including Executive’s base salary, annual bonus and share awards) for the remainder of the employment period then in effect, if greater; provided, that the Executive executes an agreement releasing Company and its affiliates from any liability associated with the Employment Agreement.

The descriptions of the Employment Agreements included herein are incomplete.  The Employment Agreements contain various additional terms and conditions which are included on Exhibits 10.4 and 10.5 hereto and should be reviewed in their entirety.

Also on September 30, 2015, we entered into Restricted Stock Agreements (the “Stock Awards”) with certain of our executive officers and directors.  The Stock Awards provide for grants of common stock to our officers and directors under our 2014 Equity Incentive Plan which shall vest at a rate of 1/24 of the stock awarded each month for twenty-four months.  Vesting of the Stock Awards shall accelerate upon the occurrence of a Qualified Transaction. A Qualified Transaction includes one or more acquisitions with an aggregate value of at least $25 million.

The shares of common stock granted to our officers and directors under the Stock Awards are as follows:

Name	Shares
Barry Honig	400,000
John Stetson	300,000
Michael Brauser	400,000
Mohit Bhansali	25,000
Edward Karr	50,000
Andrew Kaplan	50,000

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2015, our Board of Directors increased the size of the Board of Directors and appointed Barry Honig, Michael Brauser, Edward Karr and Andrew Kaplan to serve as new members of our Board of Directors.  Further, our Board determined that Michael Brauser, Edward Karr, and Andrew Kaplan will qualify as Independent Directors of the Corporation within the meaning of NASDAQ Rule 5605(a)(2).  As a result, the Company believes it has regained compliance with NASDAQ Rule 5605(c)(2)(A) which the Company had been notified was not satisfied upon the departure of Trent Davis from the Board of Directors on July 27, 2015.

The Board of Directors also appointed Barry Honig to serve as our new Chairman and Chief Executive Officer and appointed John Stetson to serve as our new Chief Financial Officer, Executive Vice President and Secretary. Mr. Brauser was appointed Co-Chairman of the Board of Directors

 Barry Honig, age 44, is our newly appointed Chairman, CEO, and a member of our Board of Directors.  Mr. Honig has been President of GRQ Consultants, Inc., since January 2004, where he is a private investor and consultant to early stage companies. Mr. Honig is a founder and Director of Pershing Gold (PGLC), a Nasdaq listed emerging gold producer, since September 29, 2010. Mr. Honig was the Founder/Co-Chairman of InterCLICK, Inc. (ICLK) from 2007 until its sale to Yahoo! Inc. in December 2011.. Mr. Honig served as Co-Chairman of Chromadex Corporation (CDXC), a natural products company, from 2011 to 2015. Mr. Honig graduated from George Washington University in 1993 with a BA in Business Administration.  The Company believes Mr. Honig is qualified to serve as a director due to his extensive business and management expertise and his extensive knowledge of capital markets.

Michael Brauser, age 59, our newly appointed director, has been a self-employed investor/venture capitalist since 2003 investing in both public and private companies.  He has been the manager of, and an investor with, Marlin Capital Partners, LLC, a private investment company, since 2003. From 1999 through 2002, he served as President and Chief Executive Officer of Naviant, Inc. (eDirect, Inc.), an Internet marketing company.  He was also the founder of Seisant Inc. (eData.com, Inc.).  Between October 2005 and November 2006, he served as Chairman of the Board of Directors of SendTec, Inc. (SNDN), a publicly-traded customer acquisition ad agency.  He served on the Board of Directors of Chromadex Corp. (CDXC) from October 2011 to March 2015 and served on the board of Interclick, Inc. (ICLK) from 2007 until its acquisition by Yahoo!.  Mr. Brauser is currently the Chairman of IDI, Inc. (IDI). The Company believes Mr. Brauser is qualified to serve as a director due to his extensive business and management expertise from his background as an executive officer of a number of public companies and his knowledge of accounting and finance.

John Stetson, age 30, our newly appointed Chief Financial Officer, Executive Vice President and Secretary, has been the Managing Member of HS Contrarian Investments LLC, a private investment firm with a focus on early stage companies since 2010. In addition, Mr. Stetson served as Executive Vice President, Chief Financial Officer, and Director of Marathon Patent Group, Inc. (MARA), a Nasdaq listed patent monetization company from June 2012 to February 2015. Mr. Stetson was President & Co-Founder of Fidelity Property Group, Inc. from April 2010 to July 2014, a real estate development group focused on acquisition, rehabilitation, and short-term disposition of single family homes that completed 190 transactions, and generated over $46 million in sales. Mr. Stetson was an Investment Analyst from 2008 to 2009 for Heritage Investment Group and worked in the division of Corporate Finance of Toll Brothers from 2007 to 2008. Mr. Stetson received his BA in Economics from the University of Pennsylvania. The Company believes Mr. Stetson is qualified to serve as a director due to his extensive business and investment expertise.

Edward M. Karr, age 46, our newly appointed director, has been founder and Managing Director of Strategic Asset Management S.A. and also is a Director of Pershing Gold Corporation (PGLC), Dataram Corporation (DRAM) and Levon Resources (LVN.TO).  He has more than 20 years of capital markets experience as a financial analyst, money manager and investor. Prior to founding Strategic Asset Management, Mr. Karr managed a private Swiss asset management, investment banking and trading firm based in Geneva, Switzerland for ten years. At the firm, he was responsible for all of the capital market transactions, investment and marketing activities. In 2004, Futures Magazine named Mr. Karr as one of the world’s Top Traders. He has been featured on CNBC and has been quoted in numerous financial publications. Prior to moving to Europe, Mr. Karr worked for Prudential Securities in the United States and has been in the financial services industry for over twenty years. Before his entry into the financial services arena, Mr. Karr was affiliated with the United States Antarctic Program and spent thirteen consecutive months working in the Antarctic, receiving the Antarctic Service Medal for winter over contributions of courage, sacrifice and devotion. Mr. Karr studied at Embry-Riddle Aeronautical University, Lansdowne College in London, England and received a B.S. in Economics/Finance with Honours (magna cum laude) from Southern New Hampshire University. Mr. Karr has lived in Geneva since 1997.  He is a current board member, Nominating Committee Chair and past President of the American International Club of Geneva and Chairman of Republican’s Overseas Switzerland.

Andrew Kaplan age 48, our newly appointed Director, has been a Vice President of Barry Kaplan Associates for the past 20 years, a leading financial public relations firm for both public and private companies in the US, Canada and abroad. Prior to working at BKA, he had six years’ experience working at major investment banks involved in deal structure, mergers and acquisitions and trading. Mr. Kaplan is a member of the Board of Directors of Naked Brand Group (NAKD) and Coral Gold Resources, Ltd. (CLH.V).  He holds a BSBA from the University of Hartford in Finance and Insurance.

Except as set forth below, our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years:

Mr. Honig is the President of GRQ Consultants, Inc. and is also the President of Southern Biotech, Inc.  The GRQ Consultants 401(k) Plan and Southern Biotech, Inc. are the Lead Investors as defined in the Subscription Agreements for the December 17, 2014 and May 15, 2015 private offerings, respectively, discussed above.  As the Lead Investors, these companies have agreed with us to certain new conditions to the release the escrowed proceeds of these offerings, as specified under the Amendments.  As discussed above, these conditions included the appointment of Mr. Honig as Chairman, CEO, and a Director, as well as the other officer and Director appointments discussed above and the Series C Warrant exchanges.

David Rector resigned from his position as our CEO, Gary Anthony resigned from the position of CFO and Laurence Aronson resigned from our Board of Directors on September 25, 2015. In connection with his resignation, the Company agreed to accelerate vesting and waive certain conditions with respect to the prior awards of equity made to Mr. Aronson.  There was no known disagreement with any of our resigning officers or directors regarding our operations, policies, or practices.

At this time, except as noted in this Current Report on Form 8-K, we do not have a written employment agreement or other formal compensation agreement with our newly appointed officers and directors.

Item 3.02 Unregistered Sales of Equity Securities

Under the Exchange Agreements, the Company will issue a total of up to 168,333 new Preferred D Shares in exchange for the extinguishment of all issued and outstanding Series C Warrants (or 1,683,333 shares of common stock.) Issuance of the new shares of common stock and new Preferred D Shares was not registered under the Securities Act or the securities laws of any state.  These securities are being offered and will be issued in reliance upon the exemption from registration under the Securities Act, afforded by Section 3(a)(9).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2015, the Company filed the Certificate of Designations, Preferences and Rights of the Company’s 0% Series D Convertible Preferred Stock with the Delaware Secretary of State. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 5.03.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
4.1	Certificate of Designations, Preferences and Rights for 0% Series D Convertible Preferred Stock
10.1	Amendment Agreement for Subscription Agreement dated December 17, 2014
10.2	Amendment Agreement for Subscription Agreement dated May 15, 2015
10.3	Form of Exchange Agreement dated September 30, 2015
10.4	Executive Employment Agreement with Barry Honig
10.5	Executive Employment Agreement with John Stetson
10.6	Restricted Stock Agreement with Barry Honig
10.7	Restricted Stock Agreement with John Stetson
10.8	Restricted Stock Agreement with Michael Brauser
10.9	Restricted Stock Agreement with Mohit Bhansali
10.10	Restricted Stock Agreement with Edward Karr
10.11	Restricted Stock Agreement with Andrew Kaplan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: October 1, 2015	/s/ Barry Honig
Barry Honig
Chief Executive Officer